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                                                          COURTYARD BY MARRIOTT

                                 PALM INVESTORS, LLC



May 26, 1998                                            INVESTOR I.D.#  _______

Mr. Investor
Ms. Investor
Address
Address;
City, State
Zip

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                                  OFFER TO PURCHASE
                   COURTYARD BY MARRIOTT LIMITED PARTNERSHIP UNITS
                                         FOR
                                $85,000 CASH PER UNIT
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Palm Investors, LLC ("Palm") does hereby offer to Purchase your Units in
Courtyard by Marriott Limited Partnership ("Partnership") subject to the terms and conditions in the Offer to Purchase and the Agreement of Sale (which together constitute the "Offer") and which are enclosed with this letter. IT IS IMPORTANT THAT YOU TAKE SOME TIME TO READ CAREFULLY THE ENCLOSED OFFER AND OTHER ACCOMPANYING MATERIALS IN ORDER TO EVALUATE THE OFFER BEING MADE BY THE PURCHASER.


                   PALM IS NOT AN AFFILIATE OF THE GENERAL PARTNER.


PURCHASE PRICE- ILLIQUID MARKET
     When you consider that there is no active market where the Partnership's Units are traded, but only an illiquid market (which is essentially nothing more than a "matching service" that attempts to bring buyers and sellers together), the cost of selling commissions, your annual cost of tax reporting, and the cost of a trustee if Units are held in an IRA or pension plan, the sale of your Units to Palm may be a good choice for you.

CASH PAYMENT OF THE PURCHASE AMOUNT
     A cash payment for your Units will be made to you following the Expiration Date and within 5 business days of written notice that Palm has been admitted as a Substitute Limited Partner.

NO SELLING COMMISSION WHEN SELLING TO PALM
     Units sold in the informal market "matching service" usually require payment of a selling commission of average of 6 percent. If you sell to Palm, you will NOT pay any selling commission.

SPECIAL FACTORS
     Before selling your Units to Palm, please consider the Special Factors set forth on page 1 "Introduction" of the Offer.



  AN AGREEMENT OF SALE IS ENCLOSED WHICH YOU MUST PROPERLY COMPLETE AND DULY
        EXECUTE IN ACCORDANCE WITH THE INSTRUCTIONS AND RETURN TO PALM.

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1650 HOTEL CIRCLE NORTH, SUITE 200 - SAN DIEGO, CA 92108 - (800) 891-4105 -
FACSIMILE (619) 686-2056


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                                                          COURTYARD BY MARRIOTT

          THE OFFER IS FOR 115 UNITS, REPRESENTING APPROXIMATELY 10 PERCENT
          OF THE UNITS OUTSTANDING AS OF THE DATE OF THE OFFER. THE OFFER TO PURCHASE IS NOT CONDITIONED UPON THE VALID TENDER OF ANY MINIMUM NUMBER OF
      UNITS. IF MORE THAN 115 UNITS ARE VALIDLY TENDERED TO PALM, WE WILL ACCEPT
            UP TO 115 UNITS, ON A PRO RATA BASIS, SUBJECT TO THE TERMS AND
                               CONDITIONS IN THE OFFER.

                    YOU MAY TENDER ANY OR ALL UNITS WHICH YOU OWN.


If you wish to sell some or all of your Units, all you need to do is complete the Agreement of Sale and return it to Palm in the pre-addressed return envelope.


Palm's Offer will expire at 12:00 midnight, Pacific Time, on June 26, 1998.

Please call us at (800) 891-4105 if you have any questions. Thank you for your consideration of our offer.


                                                        PALM INVESTORS, LLC

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1650 HOTEL CIRCLE NORTH, SUITE 200 - SAN DIEGO, CA 92108 - (800) 891-4105 -
FACSIMILE (619) 686-2056